UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 13, 2017

MOODY’S CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-14037	13-3998945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 World Trade Center at 250 Greenwich Street

New York, New York 10007

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 553-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On January 13, 2017, Moody’s Corporation (the “Company”), along with its subsidiaries Moody’s Investors Service, Inc. (“MIS”) and Moody’s Analytics, Inc. (“MA”) (collectively, “Moody’s), entered into a settlement agreement (the “Settlement Agreement”) with the United States, acting through the United States Department of Justice (“DOJ”) and the United States Attorney’s Office for the District of New Jersey, along with the States of Arizona, California, Connecticut, Delaware, Idaho, Illinois, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Mississippi, Missouri, New Hampshire, New Jersey, North Carolina, Oregon, Pennsylvania, South Carolina, and Washington, and the District of Columbia (collectively, the “States”), acting through their respective Attorneys General or state securities regulator, as applicable, to resolve pending and potential civil claims related to credit ratings that MIS assigned to certain structured finance instruments in the financial crisis era. The agreement also relates to certain statements made in connection with Moody’s structured finance rating methodologies and procedures during the same period. Under the terms of the Settlement Agreement, the Company agreed to pay $437.5 million to the United States as a civil monetary penalty and $426.3 million in aggregate to the States. The Company also agreed to maintain a number of existing compliance measures and to implement and maintain certain additional compliance measures over the next five years. The Settlement Agreement contains no findings of violations of law by Moody’s, nor any admission of liability, and is final and not conditioned on court approval.

A copy of the Settlement Agreement is filed herewith as Exhibit 10.1.

Item 2.02 Results of Operations and Financial Condition

The settlement referred to under Item 1.01 will be reflected in the Company’s fourth quarter and year-end financial statements. The estimated impact to earnings of the settlement will be approximately $3.62 per share.

A copy of the press release announcing the Settlement Agreement is furnished herewith as Exhibit 99.1.

Pursuant to general instruction B.2 to Form 8-K, the information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Item 2.02, including Exhibit 99.1, shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended (the “Securities Act”), except as shall be expressly set forth by specific reference in such filing or document.

Item 7.01, “Regulation FD Disclosure”

The information set forth under Item 1.01, “Entry Into a Material Definitive Agreement,” and the Settlement Agreement attached hereto as Exhibit 10.1 and press release attached hereto as Exhibit 99.1 are incorporated herein by reference.

Item 9.01, “Financial Statements and Exhibits”

(d)	Exhibits

10.1	Settlement Agreement dated January 13, 2017 between (1) Moody’s Corporation, Moody’s Investors Service, Inc. and Moody’s Analytics, Inc., and (2) the United States, acting through the United States Department of Justice and the United States Attorney’s Office for the District of New Jersey, along with various States and the District of Columbia, acting through their respective Attorneys General.

99.1	Press release of Moody’s Corporation dated January 13, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOODY’S CORPORATION

By:	/s/ John J. Goggins
John J. Goggins
Executive Vice President and General Counsel

Date: January 17, 2017

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Settlement Agreement dated January 13, 2017 between (1) Moody’s Corporation, Moody’s Investors Service, Inc. and Moody’s Analytics, Inc., and (2) the United States, acting through the United States Department of Justice and the United States Attorney’s Office for the District of New Jersey, along with various States and the District of Columbia, acting through their respective Attorneys General.

99.1	Press release of Moody’s Corporation dated January 13, 2017.